Exhibit 24
DIRECTORS AND OFFICERS
POWER OF ATTORNEY
Jo-Ann Stores, Inc. intends to file a registration statement on Form S-8 to register additional shares relating to the Jo-Ann Stores, Inc. 401(k) Savings Plan. Each of the persons signing his or her name below confirms, as of the date appearing opposite his or her signature, that Alan Rosskamm, James Kerr, David Goldston, and each of them, are authorized on his or her behalf to sign and to submit to the Securities and Exchange Commission such Form S-8 relating to shares to be issued pursuant to the Jo-Ann Stores, Inc. 401(k) Savings Plan as is required by the Securities Act of 1933. Each person so signing also confirms the authority of Alan Rosskamm, James Kerr, David Goldston, and each of them, to do and perform on his or her behalf, any and all acts and things requisite or necessary to assure compliance by the signing person with the Form S-8 filing requirements. The authority confirmed herein shall remain in effect as to each person signing his or her name below until such time as the Commission shall receive from such person a written communication terminating or modifying the authority.

	Date		Date

/s/ Alan Rosskamm	June 13, 2006	/s/ Patricia Morrison	June 13, 2006
Alan Rosskamm		Patricia Morrison

/s/ James Kerr	June 13, 2006	/s/ Frank Newman	June 13, 2006
James Kerr		Frank Newman

/s/ Scott Cowen	June 13, 2006	/s/ Beryl Raff	June 13, 2006
Scott Cowen		Beryl Raff

/s/ Ira Gumberg	June 13, 2006	/s/ Gregg Searle	June 13, 2006
Ira Gumberg		Gregg Searle

/s/ Tracey T. Travis	June 13, 2006
Tracey T. Travis

POWER OF ATTORNEY
Jo-Ann Stores, Inc. intends to file a registration statement on Form S-8 to register additional shares relating to the Jo-Ann Stores, Inc. 401(k) Savings Plan. The person signing his name below confirms, as of the date appearing opposite his signature, that James Kerr and David Goldston, and each of them, are authorized on his behalf to sign and to submit to the Securities and Exchange Commission such Form S-8 relating to shares to be issued pursuant to the Jo-Ann Stores, Inc. 401(k) Savings Plan as is required by the Securities Act of 1933. The person so signing also confirms the authority of James Kerr and David Goldston, and each of them, to do and perform on his behalf, any and all acts and things requisite or necessary to assure compliance by the signing person with the Form S-8 filing requirements. The authority confirmed herein shall remain in effect as to the person signing his name below until such time as the Commission shall receive from such person a written communication terminating or modifying the authority.

/s/ Darrell Webb	July 24, 2006
Darrell Webb